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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2003

                                 TBC Corporation
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             (Exact Name of Registrant as Specified in its Charter)

   Delaware                   0-11579                   31-0600670
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(State or Other             (Commission               (IRS Employer
Jurisdiction of             File Number)              Identification No.)
Incorporation)

4770 Hickory Hill Road, Memphis, Tennessee                 38141
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(Address of Principal Executive Offices)                 (Zip Code)

Registrant's telephone number, including area code: (901) 363-8030

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

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Item 2. Acquisition or Disposition of Assets.

         On April 1, 2003, TBC Corporation ("TBC") acquired all of the outstanding capital stock of Merchant's, Incorporated, a Delaware corporation ("Merchant's"), from its three stockholders, Linda Merchant Bell, Carol Merchant Kirby, and Wilson C. Merchant III (collectively, the "Stockholders"), each of whom owned one-third of the outstanding shares.

         The total consideration payable by TBC at the closing was $57,494,000, which included the repayment of long term debt of Merchant's and amounts necessary to make payment of bonuses awarded by the Stockholders to certain of Merchant's employees and consultants and employee-related taxes payable by Merchant's with respect thereto. Pursuant to the Stock Purchase Agreement, dated March 25, 2003, among the parties (the "Agreement"), the net amount payable to the Stockholders at the closing was $42,220,042. Of this amount, $38,170,042 was paid by the delivery to the Stockholders of a Non-Negotiable Promissory Note of TBC (the "Note") and the $4,050,000 balance was placed in escrow to satisfy claims, if any, that may arise against the Stockholders under the Agreement. The Note was paid by TBC in full on April 16, 2003.

         In addition to the amounts paid by TBC at the closing, up to $15,000,000 (the "Contingent Earnout") may become payable as additional consideration to the Stockholders depending upon the performance of the existing Merchant's retail stores during the five year period beginning January 1, 2004 and ending December 31, 2008. The Contingent Earnout will be paid as and if earned in accordance with the terms of the Agreement. The earliest date upon which the Stockholders would be entitled to receive all or any portion of the Contingent Earnout would be April 1, 2005.

         The purchase price payable to the Stockholders was determined in arms length negotiations conducted by TBC with the Stockholders.

         Merchant's operates 112 retail tire centers and a commercial tire business which includes a retreading plant. Merchant's retail tire centers market a broad selection of nationally advertised brand name tires and provide full service tire replacement, including tire balancing, wheel alignment, and extended service programs and warranties. The centers also offer under-car maintenance service including brake repairs, suspension system replacement, drive line repair, and oil changes. Sales of replacement tires currently account for approximately 40% of the sales volume generated from Merchant's retail centers. Of the company's retail centers, 23 are located in Maryland, 57 are located in Virginia, one is located in the District of Columbia, 27 are located in North Carolina, 3 are located in South Carolina, and one is located in Pennsylvania.

         For the year ended December 31, 2002, Merchant's generated sales of $174,195,000, of which $154,615,000 related to its retail tire business. At December 31, 2002, Merchant's had consolidated total assets of $59,402,000, approximately $30,346,000 of which consisted of property, plant, and equipment, $25,788,000 of which consisted of current assets, and the balance of which was represented by intangibles and other assets.

         At the present time, it is expected that the physical assets associated with the retail tire business of Merchant's will be utilized substantially in the manner in which such assets were

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used prior to the acquisition, except that TBC plans to sell and lease back fourteen retail stores currently owned by Merchant's. TBC expects to dispose of Merchant's commercial tire operations and retreading plant and the physical assets associated therewith. Notwithstanding the foregoing, TBC reserves the right to make changes in the business operations of Merchant's or the utilization of its physical assets from time to time as TBC deems the same to be necessary or appropriate.

         To enable TBC to fund its acquisition of Merchant's, TBC entered into a new revolving credit and term loan facility with its banks and issued $50,000,000 in Series D Variable Rate Secured Senior Notes to The Prudential Insurance Company of America and certain of its affiliates, managed funds, and accounts. See Item 5 below.

Item 5. Other Matters and Required FD Disclosure.

         On March 31, 2003, TBC executed a new credit agreement (the "New Credit Agreement") with its banks which replaced its existing $160,000,000 agented credit facilities. The New Credit Agreement increases to $208,500,000 the aggregate amount which TBC may borrow under the facilities. Of this amount, $62,000,000 consists of term loans borrowed to replace term borrowings outstanding under the existing agented credit facilities and will be repaid on or before April 1, 2008, another $25,000,000 consists of terms loans which TBC may borrow at any time before September 30, 2003 and which will be repaid on or before April 1, 2008, and the $121,500,000 balance consists of amounts which may be borrowed by TBC and repaid from time to time on a revolving credit basis. The New Credit Agreement also provides that TBC and one or more lenders may agree to increase the amount which TBC may borrow on a revolving credit basis under such facilities by an additional $28,500,000.

         On April 1, 2003, TBC entered into a new Note Purchase Agreement (the "New Note Agreement") with The Prudential Insurance Company of America ("Prudential") and certain of its affiliates, managed funds, and accounts (collectively, the "Purchasers"), pursuant to the terms of which TBC agreed to issue $50,000,000 in Series D Variable Rate Senior Secured Notes due April 16, 2009 (the "New Senior Notes"). On April 16, 2003, TBC issued the New Senior Notes and used the proceeds from the New Senior Notes to pay the Non-Negotiable Promissory Note issued by TBC to the former stockholders of Merchant's at the closing of the Merchant's acquisition (see Item 2 above), and to repay revolving credit borrowings made under the New Credit Agreement at the time of the closing of the Merchant's acquisition.

         The New Senior Notes may be prepaid in whole or in part; however, depending upon certain then current market interest rates and the then current remaining life of the Notes, payment of a yield maintenance amount calculated in accordance with the terms of the New Note Agreement could be required.

         Also on April 1, 2003, TBC amended and restated its existing Note Agreement with Prudential relating to the $30,750,000 in Series A, Series B, and Series C Senior Notes issued by TBC in 1996 and still outstanding (the "Existing Note Agreement") to, among other things, modify the covenants set forth therein to make them consistent with the covenants set forth in the New Credit Agreement and the New Note Agreement.

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         TBC's obligations under the New Credit Agreement, the New Note
Agreement, and the Existing Note Agreement are secured by substantially all of the assets of TBC and its subsidiaries, including a pledge of the capital stock of or other equity interests in TBC's subsidiaries.

         All three of the Agreements described in this Item 5 contain representations, warranties, and covenants by TBC which are typical in such financing transactions, including covenants relating to TBC's maintenance of certain financial ratios and which restrict the ability of TBC and its subsidiaries to, among other things, incur additional debt, place liens upon assets, provide guarantees, make loans and investments, transfer assets, and pay dividends or repurchase capital stock.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Financial Statements of Businesses Acquired - None required.

         (b)      Pro Forma Financial Information - None required.

         (c)      Exhibits.

                  See Exhibit Index.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       TBC CORPORATION
                                       (Registrant)

April 16, 2003                         By: /s/ LAWRENCE C. DAY
                                           -------------------------------------
                                           Lawrence C. Day,
                                           President and Chief Executive Officer

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                                  EXHIBIT INDEX

Exhibit No. and Description:

(2)      Plan of Acquisition, Reorganization, Arrangement, Liquidation or
         Succession.

         2.1 Stock Purchase Agreement, dated March 25, 2003, by and among TBC Corporation, Linda Merchant Bell, Carol Merchant Kirby, and Wilson C. Merchant III.

                  As permitted by Item 601(b)(2) of Regulation S-K, the Schedules delivered by the Stockholders to TBC Corporation contemporaneously with the execution of the above Stock Purchase Agreement are not being filed herewith. A description of the contents of the Schedules is set forth on page (vii) of the Stock Purchase Agreement. TBC Corporation agrees to furnish a copy of the Schedules to the Commission upon request.

(4)      Instruments Defining the Rights of Security Holders, Including
         Indentures.

         4.1 $208,500,000 Credit Agreement, dated as of March 31, 2003, among TBC Corporation, the Lenders party thereto, U.S. Bank National Association, as Documentation Agent, SunTrust Bank, as Syndication Agent, First Tennessee Bank National Association, as Administrative Agent, and JP Morgan Chase Bank, as Co-Administrative Agent.

         4.2 Second Amended and Restated Note Agreement, dated as of April 1, 2003, between TBC Corporation and The Prudential Insurance Company of America. *

         4.3 Note Purchase Agreement, dated as of April 1, 2003, among TBC Corporation, The Prudential Insurance Company of America, and certain of its affiliates, managed funds, and accounts purchasing Notes thereunder, including as Exhibit 1 thereto the form of Senior Secured Note evidencing the Series D Variable Rate Senior Secured Notes in the aggregate principal amount of $50,000,000 issued thereunder. *

         4.4 Form of Deed of Trust, Assignment of Leases and Security Agreement, dated March 31, 2003, executed by TBC in favor of JP Morgan Chase Bank, as Collateral Agent and beneficiary.

         ---------------------------
         * Excluding Exhibit 3.8 thereto, which is filed as Schedule 4.01(f) to the Credit Agreement included as Exhibit 4.1 to this Form 8-K; Exhibit 3.9 thereto, which is included as
                  Exhibit 4.4 to this Form 8-K; and Exhibit 3.6 thereto, which is not being filed because TBC Corporation is not a party thereto.

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